INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------




To the Shareholders and Board of Trustees of the WPG Core Bond Fund (formerly the WPG Government Securities Fund):

We consent to the use of our report dated January 15, 1997 with respect to the WPG Core Bond Fund (formerly the WPG Government Securities Fund), incorporated herein by reference and to the references of our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.



                                                  KPMG Peat Marwick LLP


New York, New York
November 19, 1997